Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 8, 2008 (including amendments thereto) with respect to the Common Stock of Charming Shoppes, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 8, 2008	CRESCENDO PARTNERS II, L.P., SERIES Q

	By:	Crescendo Investments II, LLC
General Partner

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

CRESCENDO INVESTMENTS II, LLC

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

CRESCENDO PARTNERS III, L.P.

	By:	Crescendo Investments III, LLC
General Partner

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

CRESCENDO INVESTMENTS III, LLC

	By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld
Title: Managing Member

/s/ Eric Rosenfeld
ERIC ROSENFELD